Franklin BSP Realty Trust, Inc. Announces Fourth Quarter and Full Year 2025 Results
New York City, NY – February 11, 2026 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter and full year ended December 31, 2025.
Reported GAAP net income of $18.4 million and $84.1 million for the three and twelve months ended December 31, 2025, respectively, compared to $30.2 million and $92.4 million for the three and twelve months ended December 31, 2024, respectively. Reported diluted earnings per share ("EPS") to common stockholders of $0.13 and $0.64 for the three and twelve months ended December 31, 2025, respectively, compared to $0.29 and $0.82 for the three and twelve months ended December 31, 2024, respectively.
Reported Distributable Earnings (a non-GAAP financial measure) of $17.9 million and $67.3 million, or $0.12 and $0.49 per diluted common share on a fully converted basis(1), for the three and twelve months ended December 31, 2025, respectively, compared to $31.2 million and $100.7 million, or $0.30 and $0.92 per diluted common share on a fully converted basis(1), for the three and twelve months ended December 31, 2024, respectively.
Reported Distributable Earnings before realized losses (a non-GAAP financial measure) of $27.7 million(2) and $113.1 million, or $0.22 and $0.99 per diluted common share on a fully converted basis(1), for the three and twelve months ended December 31, 2025, respectively, compared to $31.7 million and $141.3 million, or $0.30 and $1.38 per diluted common share on a fully converted basis(1), for the three and twelve months ended December 31, 2024, respectively.
Fourth Quarter 2025 Summary
•Core portfolio:
◦Principal balance of $4.4 billion across 169 loans, averaging $26.2 million each, with 77.5% collateralized by multifamily properties
◦Closed $528.3 million of new loan commitments at a weighted average spread of 284 basis points
◦Funded $549.4 million of principal balance including future funding on existing loans and received loan repayments of $510.0 million
•Agency Business segment:
◦Originated $1.1 billion of new loan commitments under programs with Fannie Mae, Freddie Mac, and HUD
◦Servicing portfolio of $47.8 billion
◦Mortgage Servicing Rights ("MSRs") valued at $212.2 million
•Repurchased 1,371,073 shares of common stock at an average price of $10.48 per share for an aggregate of $14.4 million, which represents a $0.05 per share increase to book value(1)
•Total liquidity of $820.6 million, which includes $167.3 million in cash and cash equivalents
•Declared a fourth quarter common stock cash dividend of $0.355, representing an annualized 10.0% yield on book value(1)
•Book value of $14.15 per diluted common share on a fully converted basis(1)
•Closed BSPRT 2025-FL12 ("FL12 CRE CLO"), a $1.1 billion managed Commercial Real Estate Collateralized Loan Obligation ("CLO"), resulting in financing of $947.2 million, with a 30 month re-investment period, advance rate of 88.0% and a weighted average interest rate of 1M Term SOFR+161 before accounting for discount and transaction costs
1 Fully Converted assumes conversion of our series of convertible preferred stock and OP Units along with full vesting of our outstanding equity compensation awards.
2 Distributable Earnings includes $9.8 million of realized losses within the quarter, $7.7 million of which is related to debt extinguishment.

Full Year 2025 Summary
•Core portfolio:
◦Closed $1.2 billion of new loan commitments at a weighted average spread of 356 basis points
◦Funded $1.2 billion of principal balance including future funding on existing loans and received loan repayments of $1.5 billion
•Agency Business segment:
◦On July 1, 2025, the Company acquired NewPoint Holdings JV LLC (“NewPoint”), a privately held commercial real estate finance company headquartered in Plano, Texas
◦NewPoint originated $5.5 billion of new loan commitments under programs with Fannie Mae, Freddie Mac, and HUD, $3.3 billion of which was originated post the Company's acquisition date
•Produced a full year GAAP and Distributable Earnings ROE (a non-GAAP financial measure) of 4.6% and 3.4%, respectively
•Declared full year common stock cash dividends of $1.42
Michael Comparato, Chief Executive Officer of FBRT, said, “2025 was a year of transition for FBRT. We have diversified our business lines with the NewPoint acquisition and we have been sorting through the remaining legacy 2021 and 2022 assets. While we have managed through the credit cycle with minimal losses, it has taken longer to resolve and sell the real estate than we originally planned. This has led to over-distributing capital to investors. In order to stabilize our book value and match the earnings power of our company to distributions, our Board reset the quarterly dividend to $0.20. Our earnings power to support a meaningfully higher dividend remains unchanged, and the team is working tirelessly to position us for higher earnings. In the near term, our priority is delivering durable book value growth and matching our yields to our distributions."
Portfolio and Investment Activity
Core portfolio: For the quarter ended December 31, 2025, the Company closed $528.3 million of new loan commitments, funded $549.4 million of principal balance on new and existing loans, and received loan repayments of $510.0 million. The Company had ten loans on its watch list, four of which are risk rated a five and six of which are risk rated a four.
Conduit: For the quarter ended December 31, 2025, the Company originated $253.6 million of fixed rate conduit loans and sold $290.6 million of conduit loans for a gain of $11.6 million, gross of related derivatives.
Agency Business segment: For the quarter ended December 31, 2025, the Company originated $1.1 billion of new commitments under programs with Fannie Mae, Freddie Mac, and HUD and managed a servicing portfolio of $47.8 billion.
Real estate owned and equity method investments: For the quarter ended December 31, 2025, the Company had seven foreclosure real estate owned positions totaling $214.0 million, one investment real estate owned position of $117.8 million, and four equity method investment positions of $71.7 million.
Allowance for credit losses: During the quarter, the Company recognized a net benefit for credit losses of $7.9 million which was related to our core portfolio and our Agency Business segment. Benefit for our core portfolio was $4.8 million, comprised of a general benefit of $7.8 million, partially offset by a $3.0 million specific allowance provision. Benefit for our Agency Business was $3.1 million, comprised of a $4.1 million benefit in the specific allowance, partially offset by a $1.0 million provision in the general reserve.
Book Value
As of December 31, 2025, book value was $14.15 per diluted common share on a fully converted basis(1).
Share Repurchase Program
During the quarter ended December 31, 2025, the Company repurchased 1,371,073 shares of common stock at an average price of $10.48 per share for an aggregate of $14.4 million, which represents a $0.05 per share increase to

1 Fully Converted assumes conversion of our series of convertible preferred stock and OP Units along with full vesting of our outstanding equity compensation awards.

book value. Subsequent to quarter end, the Board of Directors reauthorized the Company’s share repurchase program, providing $50.0 million available for future share repurchases through December 31, 2026.
Subsequent Events
The Company’s Board of Directors has declared a first quarter 2026 dividend of $0.20 per common share. The dividend is payable on or about April 10, 2026, to common stockholders of record as of March 31, 2026. The Board of Directors also declared a first quarter 2026 dividend on its convertible Series H Preferred Stock in an amount equal to the as-converted common dividend amount.
The Company's Board of Directors also declared a first quarter 2026 dividend of $0.46875 per share on its 7.50% Series E Cumulative Redeemable Preferred Stock (NYSE: FBRTPRE). This dividend is payable on April 15, 2026, to Series E preferred stockholders of record as of March 31, 2026.
Distributable Earnings and Distributable Earnings to Common
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans and derivatives, including CECL reserves and impairments, net of realized gains and losses, as described further below, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) realized gains and losses on debt extinguishment and CLO calls, (vii) non-cash income from mortgage servicing rights, and (viii) certain other non-cash items. Further, Distributable Earnings to Common, a non-GAAP measure, presents Distributable Earnings net of (x) perpetual preferred stock dividend payments and (y) non-controlling interests in joint ventures.
As noted above, we exclude unrealized gains and losses on loans and other investments, including CECL reserves and impairments, from our calculation of Distributable Earnings and include realized gains and losses. The nature of these adjustments is described more fully in the footnotes to our reconciliation tables. GAAP loan loss reserves and any property impairment losses have been excluded from Distributable Earnings consistent with other unrealized losses pursuant to our existing definition of Distributable Earnings. We expect to only recognize such potential credit or property impairment losses in Distributable Earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized. The realized loss amount reflected in Distributable Earnings will generally equal the difference between the cash received and the
Distributable Earnings basis of the asset. The timing of any such loss realization in our Distributable Earnings may differ materially from the timing of the corresponding loss reserves, charge-offs or impairments in our consolidated financial statements prepared in accordance with GAAP.
The Company believes that Distributable Earnings and Distributable Earnings to Common provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings and Distributable Earnings to Common are useful financial metrics for existing and potential future holders of its common stock as historically, over time, Distributable Earnings to Common has been an indicator of common dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings to Common helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared.
Distributable Earnings and Distributable Earnings to Common do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Distributable Earnings to Common may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.

1 Fully Converted assumes conversion of our series of convertible preferred stock and OP Units along with full vesting of our outstanding equity compensation awards.

Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Distributable Earnings to Common included at the end of this release for further information.
1 Fully Converted assumes conversion of our series of convertible preferred stock and OP Units along with full vesting of our outstanding equity compensation awards.

Supplemental Information
The Company published a supplemental earnings presentation for the quarter ended December 31, 2025 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at http://www.fbrtreit.com under the Presentations tab.
Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Thursday, February 12, 2026 at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10205787/103127751b1. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com/?id=fHQJfYok. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of December 31, 2025, FBRT had approximately $6.1 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
Forward-Looking Statements
Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other, risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

Investor Relations contact
Lindsey Crabbe
Executive Director, BSP
l.crabbe@benefitstreetpartners.com
214-874-2339

Media contact
Sam Turvey
Global Head of Communications, BSP
s.turvey@bspcredit.com
+44 (0) 782 783 6246

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$167,292	$184,443
Restricted cash	17,889	12,421
Investment securities, held to maturity(1)	20,483	—
Commercial mortgage loans, held for investment, net of allowance for credit losses of $38,302 and $78,083 as of December 31, 2025 and 2024, respectively(2)	4,383,134	4,908,667
Commercial mortgage loans, held for sale, measured at fair value(3)	360,718	87,270
Real estate securities, available for sale, measured at fair value, amortized cost of $151,946 and $202,894 as of December 31, 2025 and 2024, respectively(4)	151,662	202,973
Mortgage servicing rights, net	212,216	—
Accrued interest receivable	41,468	42,225
Receivable for loan repayment(5)	50,619	157,582
Prepaid expenses and other assets	45,112	17,526
Real estate owned, net of depreciation	99,265	113,160
Real estate owned, held for sale	198,883	222,890
Equity method investments	71,682	13,395
Intangible assets, net of amortization	115,553	39,834
Goodwill	92,048	—
Derivative instruments, measured at fair value	11,315	—
Loans eligible for repurchase	17,911	—
Total assets	$6,057,250	$6,002,386
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$2,735,582	$3,628,270
Repurchase agreements and revolving credit facilities - commercial mortgage loans	1,087,087	329,811
Repurchase agreements - real estate securities	187,371	236,608
Other financings	12,865	12,865
Unsecured debt	185,466	81,395
Mortgage note payable	23,998	23,998
Allowance for loss sharing	19,484	—
Accrued compensation	43,662	—
Liability for loans eligible for repurchase	17,911	—
Interest payable	16,110	12,844
Distributions payable	38,935	36,237
Accounts payable and accrued expenses	18,892	4,081
Due to affiliates	12,054	14,106
Derivative instruments, measured at fair value	6,951	713
Other liabilities	29,657	11,653
Total liabilities	$4,436,025	$4,392,581
Commitments and Contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of December 31, 2025 and 2024, respectively	$89,748	$89,748
Total redeemable convertible preferred stock	$89,748	$89,748
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of December 31, 2025 and 2024, respectively	$258,742	$258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 81,553,982 and 83,066,789 issued and outstanding as of December 31, 2025 and 2024, respectively	808	818
Additional paid-in capital	1,593,365	1,600,997
Accumulated other comprehensive income (loss)	(284)	79
Accumulated deficit	(411,101)	(348,074)
Total stockholders' equity	$1,441,530	$1,512,562
Non-controlling interest	89,947	7,495
Total equity	$1,531,477	$1,520,057
Total liabilities, redeemable convertible preferred stock and equity	$6,057,250	$6,002,386

________________________
(1) Includes pledged assets of $20.2 million as of December 31, 2025.
(2) Includes pledged assets of $855.2 million and $268.7 million as of December 31, 2025 and 2024, respectively.
(3) Includes pledged assets of $329.2 million and $61.1 million as of December 31, 2025 and 2024, respectively.
(4) Includes pledged assets of $151.7 million and $180.7 million as of December 31, 2025 and 2024, respectively.
(5) Includes $50.5 million and $157.0 million of cash held by the servicer related to the CLOs as of December 31, 2025 and 2024, respectively.
The accompanying notes are an integral part of these consolidated financial statements.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Year Ended December 31,
	2025	2024	2023
Income
Interest income	$430,280	$526,076	$552,506
Less: Interest expense	288,327	338,471	305,577
Net interest income	141,953	187,605	246,929
Gain/(loss) on sales, including fee-based services, net	57,599	13,125	3,917
Mortgage servicing rights	28,570	—	—
Servicing revenue, net	12,516	—	—
Gain/(loss) on derivatives	(200)	(211)	858
Revenue from real estate owned	29,633	22,849	17,021
Total income	$270,071	$223,368	$268,725
Expenses
Compensation and benefits	$53,739	$—	$—
Asset management and subordinated performance fee	24,497	25,958	33,847
Acquisition expenses	951	996	1,241
Administrative services expenses	13,346	9,707	14,440
Professional fees	29,207	14,508	15,270
Other expenses	45,919	21,472	11,135
Depreciation and amortization	9,593	5,630	7,128
Share-based compensation	9,118	8,173	4,761
Total expenses	$186,370	$86,444	$87,822
Other income/(loss)
(Provision)/benefit for credit losses	$11,850	$(35,699)	$(33,738)
Realized gain/(loss) on sale of commercial mortgage loans, held for investment	—	138	—
Realized gain/(loss) on sale of commercial mortgage loans, held for sale	(246)	—	—
Realized gain/(loss) on real estate securities, available for sale	112	143	80
Realized gain/(loss) on extinguishment of debt	(7,660)	—	2,201
Gain/(loss) on other real estate investments	(3,371)	(7,983)	(7,089)
Income/(loss) from equity method investments	3,583	—	—
Trading gain/(loss)	—	—	(605)
Total other income/(loss)	$4,268	$(43,401)	$(39,151)
Income/(loss) before taxes	87,969	93,523	141,752
(Provision)/benefit for income tax	(3,884)	(1,120)	2,757
Net income/(loss)	$84,085	$92,403	$144,509
Net (income)/loss attributable to non-controlling interest	(1,814)	3,475	706
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$82,271	$95,878	$145,215
Less: Preferred stock dividends	26,993	26,993	26,993
Net income/(loss) attributable to common stock	$55,278	$68,885	$118,222

Basic earnings per share	$0.65	$0.82	$1.42
Diluted earnings per share	$0.64	$0.82	$1.42
Basic weighted average shares outstanding	81,965,156	81,846,170	82,307,970
Diluted weighted average shares outstanding	86,192,595	81,846,170	82,307,970

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings and Distributable Earnings to Common for the years ended December 31, 2025, 2024, and 2023 (dollars in thousands):

	Year Ended December 31,
	2025		2024	2023
GAAP Net Income (Loss)	$84,085		$92,403	$144,509
Adjustments:
CLO amortization acceleration(1)	—		—	(5,521)
Unrealized (gain)/loss on financial instruments(2)	4,444		6,933	7,185
Unrealized (gain)/loss - ARMs	—		—	415
(Reversal of)/provision for credit losses	(11,850)		35,699	33,738
Non-cash compensation expense	13,070		8,173	4,762
Depreciation and amortization, net	9,570		5,630	7,128
Subordinated performance fee(3)	(1,080)		(7,551)	6,171
Transaction-related and non-recurring items(4)	8,818		—	—
Realized (gain)/loss on debt extinguishment / CLO call	7,660		—	(2,201)
Loan workout charges/(loan workout recoveries)(5)	—		—	(5,105)
Income from mortgage servicing rights	(28,570)		—	—
Amortization and write-offs of MSRs	25,625		—	—
Deferred tax adjustment	3,030		—	—
Fair value adjustments on equity investments	(1,707)		—	—
Distributable Earnings before Realized Loss	$113,095	11309500000.0%	$141,287	$191,081
Realized gain / (loss) on debt extinguishment	(7,660)		—	—
Realized gain/(loss) adjustment on loans and REO(6)	(38,114)		(40,605)	(1,571)
Distributable Earnings	$67,321		$100,682	$189,510
7.5% series E cumulative redeemable preferred stock dividend	(19,367)		(19,367)	(19,367)
Non-controlling interests in joint ventures net (income) / loss	(1,814)		3,475	(602)
Non-controlling interests in joint ventures adjusted net (income) / loss DE adjustments	(265)		(3,717)	(31)
Distributable Earnings to Common	$45,875		$81,073	$169,510
Average common stock & common stock equivalents(7)	1,354,842		1,363,621	1,403,558
GAAP net income/(loss) ROE	4.6%		5.6%	8.9%
Distributable earnings ROE	3.4%		5.9%	12.1%
GAAP net income/(loss) per share, diluted	$0.64		$0.82	$1.42
GAAP net income/(loss) per share, fully converted(8)	$0.68		$0.87	$1.42
Distributable earnings per share, fully converted(8)	$0.49		$0.92	$1.92
Distributable earnings per share before realized loss, fully converted(6)	$0.99		$1.38	$1.93
________________________
(1) Before Q1 2024, we adjusted GAAP income for non-cash CLO amortization acceleration to effectively amortize the issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for approximately four years and amortized the financing costs over approximately four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings. Starting in Q1 2024, we amortized the issuance costs incurred on our CLOs over the expected lifetime of the CLOs in our GAAP presentation, making our previous adjustment no longer necessary.
(2) Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
(3) Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payment obligations during the period.
(4) Represents transaction-related and non-recurring costs associated with the acquisition of NewPoint.
(5) Represents loan workout charges the Company incurred, which the Company deemed likely to be recovered. Reversal of loan workout charges represent recoveries received. During the second quarter of 2023, the Company recovered $5.1 million of loan workout charges, in aggregate, related to the loan workout charges incurred in 2022.

(6) Represents amounts deemed nonrecoverable upon a realization event, which is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized upon sale. Amount may be different than the GAAP basis. As of December 31, 2025, the Company has $8.1 million of GAAP loss adjustments that would run through distributable earnings if and when cash losses are realized.
(7) Represents the average of all classes of equity except the Series E Preferred Stock.
(8) Fully Converted assumes conversion of our series of convertible preferred stock and OP Units along with full vesting of our outstanding equity compensation awards.